EXHIBIT 99.1

BIMINI CAPITAL MANAGEMENT ANNOUNCES SECOND QUARTER 2014 RESULTS

Second Quarter 2014 Highlights

•	Net income of $3.3 million attributed to Bimini Capital, or $0.27 per common share
•	Book value per share of $0.55
•	MBS portfolio remains 100% invested in agency MBS
•	Company to discuss results on Friday, August 8, 2014, at 10:00 AM ET

VERO BEACH, Fla. (August 7, 2014) – Bimini Capital Management, Inc. (OTCBB:BMNM), a real estate investment trust ("REIT"), today announced results of operations for the three-month period ended June 30, 2014. Discussions related to the “Company” refer to the consolidated entity, including Bimini Capital, our wholly-owned subsidiaries, and our consolidated VIE, Orchid Island Capital, Inc. (“Orchid”).  References to “Bimini Capital,” the “parent”, and the “registrant” refer to Bimini Capital Management, Inc. as a separate entity.

Orchid Island Capital

On February 20, 2013, Orchid completed its initial public offering (“IPO”), selling 2,360,000 shares of its common stock for proceeds of $35.4 million.  During the six months ended June 30, 2014, Orchid completed additional offerings of its common stock.  Subsequent to Orchid’s IPO and as of June 30, 2014, management has concluded, pursuant to generally accepted accounting principles, that Orchid is a variable interest entity (“VIE”) because Orchid’s equity holders lack the ability through voting rights to make decisions about the activities that have a significant effect on the success of Orchid.  Management has also concluded that Bimini Capital is the primary beneficiary of Orchid because, under the management agreement between Bimini Advisors, LLC (“Bimini Advisors”), a wholly-owned subsidiary of Bimini, and Orchid, Bimini Capital has the power to direct the activities of Orchid that most significantly impact its economic performance.  As a result, subsequent to Orchid’s IPO and through June 30, 2014, the Company has continued to consolidate Orchid in its consolidated financial statements even though, as of June 30, 2014, Bimini owned 10.2% of the outstanding common stock of Orchid.

The noncontrolling interests reported in the Company’s consolidated financial statements represent the portion of equity ownership in Orchid held by stockholders other than Bimini Capital.  Noncontrolling interests in Orchid are presented in the equity section of the consolidated balance sheets, separate from equity attributed to Bimini Capital.  Net income of Orchid is allocated between the noncontrolling interests and to Bimini Capital in proportion to their relative ownership interests in Orchid.

The consolidation of Orchid’s assets and liabilities with those of Bimini Capital and its wholly-owned subsidiaries gives the appearance of a much larger organization. However, the assets recognized as a result of consolidating Orchid do not represent additional assets that could be used to satisfy claims against Bimini Capital’s assets, nor do they represent amounts that are available to be distributed to Bimini Capital’s stockholders. Conversely, liabilities recognized as a result of consolidating Orchid do not represent additional claims on Bimini Capital’s assets; rather, they represent claims against the assets of Orchid.  In addition to the presentation of the Company’s consolidated portfolio activities, we have also provided additional discussion related to the portfolio activities of Bimini Capital on its own.  We believe that this “parent-only” information along with the consolidated presentation provides useful information to the shareholders of Bimini Capital.

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Details of Second Quarter 2014 Results of Operations

Selected unaudited consolidated and parent-only results for the three month period ended June 30, 2014 are presented in the table below.

(in thousands)
	Consolidated	Parent-Only
Net income	$3,330	$3,330
Net portfolio interest income	6,146	232
Net gains on mortgage-backed securities	12,678	1,114
Net losses on derivative instruments	(5,874)	(146)
Audit, legal and other professional fees	689	483
Compensation and related benefits	911	445
Other operating, general and administrative expenses	653	204
Income tax provision	26	-
Fair value adjustments on retained interests in securitizations	2,253	-

Capital Allocation and Return on Invested Capital

The Company allocates capital between two MBS sub-portfolios, the pass-through MBS portfolio (“PT MBS”) and the structured MBS portfolio, consisting of interest only (“IO”) and inverse interest-only (“IIO”) securities.  The tables below detail the changes to the respective sub-portfolios during the quarter for both the consolidated Company and the parent-only.

Portfolio Activity for the Quarter (Consolidated)
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Market Value - March 31, 2014	$765,778,206	$36,728,103	$11,034,045	$47,762,148	$813,540,354
Securities Purchased	414,802,523	7,869,803	-	7,869,803	422,672,326
Securities Sold	(279,489,911)	-	-	-	(279,489,911)
Gain on Sale	2,980,121	-	-	-	2,980,121
Return on Investment	n/a	(4,218,817)	(1,041,297)	(5,260,114)	(5,260,114)
Pay-downs	(12,500,209)	n/a	n/a	n/a	(12,500,209)
Premium Lost Due to Pay-downs	(736,087)	n/a	n/a	n/a	(736,087)
Mark to Market Gains (Losses)	10,380,397	(771,266)	825,073	53,807	10,434,204
Market Value - June 30, 2014	$901,215,040	$39,607,823	$10,817,821	$50,425,644	$951,640,684

Portfolio Activity for the Quarter (Parent-Only)
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Market Value - March 31, 2014	$64,302,004	$1,046,667	$434,183	$1,480,850	$65,782,854
Securities Purchased	10,122,336	-	-	-	10,122,336
Return on Investment	n/a	(229,706)	(45,697)	(275,403)	(275,403)
Pay-downs	(1,107,493)	n/a	n/a	n/a	(1,107,493)
Premium Lost Due to Pay-downs	(65,101)	n/a	n/a	n/a	(65,101)
Mark to Market Gains (Losses)	1,041,605	48,036	89,598	137,634	1,179,239
Market Value - June 30, 2014	$74,293,351	$864,997	$478,084	$1,343,081	$75,636,432

The tables below present the allocation of capital between the respective portfolios at June 30, 2014 and March 31, 2014, and the return on invested capital for each sub-portfolio for the three-month period ended June 30, 2014.   Capital allocation is defined as the sum of the market value of securities held, less associated repurchase agreement borrowings, plus cash and cash equivalents and restricted cash associated with repurchase agreements. Capital allocated to non-portfolio assets is not included in the calculation.

On a consolidated basis, the returns on invested capital in the PT MBS and structured MBS portfolios were approximately 22.4% and (2.4)%, respectively, for the second quarter of 2014.  The combined portfolio generated a return on invested capital of approximately 11.9%.  Due to the deployment of the proceeds of Orchid’s capital raising activities during the six months ended June 30, 2014, the balances of the respective portfolios increased significantly.  Accordingly, returns generated based on the beginning of period capital are larger than returns on a stabilized portfolio.  In the “Returns for the Quarter (Consolidated)” table below, we have added the return on average capital deployed to address this issue.

For parent-only, the returns on invested capital in the PT MBS and structured MBS portfolios were approximately 25.5% and 2.7%, respectively, for the second quarter of 2014.  The combined portfolio generated a return on invested capital of approximately 21.0%.

Capital Allocation (Consolidated)
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
June 30, 2014
Market Value	$901,215,040	$39,607,823	$10,817,821	$50,425,644	$951,640,684
Cash equivalents and restricted cash(1)(2)	34,142,767	-	-	-	34,142,767
Repurchase Agreement Obligations(3)	(854,026,395)	-	-	-	(854,026,395)
Total	$81,331,412	$39,607,823	$10,817,821	$50,425,644	$131,757,056
% of Total	61.7%	30.1%	8.2%	38.3%	100.0%
March 31, 2014
Market Value	$765,778,206	$36,728,103	$11,034,045	$47,762,148	$813,540,354
Cash equivalents and restricted cash(2)	11,258,906	-	-	-	11,258,906
Repurchase Agreement Obligations(3)	(712,619,584)	-	-	-	(712,619,584)
Total	$64,417,528	$36,728,103	$11,034,045	$47,762,148	$112,179,676
% of Total	57.4%	32.8%	9.8%	42.6%	100.0%

(1)	At June 30, 2014, total cash has been reduced by unsettled security purchased of approximately $6.8 million.
(2)	Amount excludes restricted cash of $183,438 and $102,830 at June 30, 2014 and March 31, 2014, respectively, related to trust preferred debt funding hedges.
(3)
At June 30, 2014, there were outstanding repurchase agreement balances of $12.5 million and $5.0 million secured by interest-only and inverse interest-only securities, respectively.  At March 31, 2014, there were outstanding repurchase agreement balances of $6.0 million and $5.4 million secured by interest-only and inverse interest-only securities, respectively.  We entered into these arrangements to generate additional cash to invest in pass-through MBS strategy; therefore we have not considered these balances to be allocated to the structured securities strategy.

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Capital Allocation (Parent-Only)
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
June 30, 2014
Market Value	$74,293,351	$864,997	$478,084	$1,343,081	$75,636,432
Cash equivalents and restricted cash(1)	4,045,610	-	-	-	4,045,610
Repurchase Agreement Obligations	(70,325,545)	-	-	-	(70,325,545)
Total	$8,013,416	$864,997	$478,084	$1,343,081	$9,356,497
% of Total	85.6%	9.3%	5.1%	14.4%	100.0%
March 31, 2014
Market Value	$64,302,004	$1,046,667	$434,183	$1,480,850	$65,782,854
Cash equivalents and restricted cash(1)	3,047,437	-	-	-	3,047,437
Repurchase Agreement Obligations	(61,373,239)	-	-	-	(61,373,239)
Total	$5,976,202	$1,046,667	$434,183	$1,480,850	$7,457,052
% of Total	80.1%	14.1%	5.8%	19.9%	100.0%

(1)	Amount excludes restricted cash of $183,438 and $102,830 at June 30, 2014 and March 31, 2014, respectively, related to trust preferred debt funding hedges.

Returns for the Quarter (Consolidated)
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Income / (loss) (net of repo cost)	$7,574,422	$(1,328,946)	$145,729	$(1,183,217)	$6,391,205
Realized and unrealized gains (losses)	12,624,431	(771,266)	825,073	53,807	12,678,238
Hedge losses(1)	(5,756,958)	n/a	n/a	n/a	(5,756,958)
Total Return	$14,441,895	$(2,100,212)	$970,802	$(1,129,410)	$13,312,485
Beginning Capital Allocation	$64,417,528	$36,728,103	$11,034,045	$47,762,148	$112,179,676
Return on Invested Capital for the Quarter(2)	22.4%	(5.7)%	8.8%	(2.4)%	11.9%
Average Capital Allocation(3)	$72,874,470	$38,167,963	$10,925,933	$49,093,896	$121,968,366
Return on Average Invested Capital for the Quarter(4)	19.8%	(5.5)%	8.9%	(2.3)%	10.9%

Returns for the Quarter (Parent-Only)
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Income (loss) (net of repo cost)	$575,956	$(109,599)	$11,210	$(98,389)	$477,567
Realized and unrealized gains (losses)	976,504	48,036	89,598	137,634	1,114,138
Hedge losses(1)	(28,763)	n/a	n/a	n/a	(28,763)
Total Return	$1,523,697	$(61,563)	$100,808	$39,245	$1,562,942
Beginning Capital Allocation	$5,976,202	$1,046,667	$434,183	$1,480,850	$7,457,052
Return on Invested Capital for the Quarter(2)	25.5%	(5.9)%	23.2%	2.7%	21.0%

(1)	Excludes losses of approximately $117,000 associated with trust preferred funding hedges.
(2)	Calculated by dividing the Total Return by the Beginning Capital Allocation, expressed as a percentage.
(3)	Calculated using two data points, the Beginning and Ending Capital Allocation balances.
(4)	Calculated by dividing the Total Return by the Average Capital Allocation, expressed as a percentage.

Prepayments

For the quarter, the Company received approximately $17.8 million in scheduled and unscheduled principal repayments and prepayments, which equated to a constant prepayment rate (“CPR”) of approximately 8.6% for the second quarter of 2014.  The parent received approximately $1.4 million in scheduled and unscheduled principal repayments and prepayments, which equated to a CPR of approximately 11.8% for the second quarter of 2014.  Prepayment rates on the two MBS sub-portfolios were as follows (in CPR):

	Consolidated			Parent-Only
	PT	Structured		PT	Structured
	MBS Sub-	MBS Sub-	Total	MBS Sub-	MBS Sub-	Total
Three Months Ended,	Portfolio	Portfolio	Portfolio	Portfolio	Portfolio	Portfolio
June 30, 2014	4.1	17.0	8.6	4.4	22.7	11.8
March 31, 2014	3.9	16.0	9.8	1.4	19.7	13.7
December 31, 2013	5.1	19.2	11.0	4.2	21.8	14.3
September 30, 2013	7.1	30.1	15.1	11.7	33.7	24.8
June 30, 2013	7.2	33.0	19.5	12.2	39.7	31.6
March 31, 2013	12.7	32.6	23.9	20.6	32.3	28.8

Portfolio (Consolidated)

The following tables summarize the consolidated MBS portfolio as of June 30, 2014 and December 31, 2013:

($ in thousands)
				Weighted		Weighted
		Percentage		Average		Average	Weighted	Weighted
		of	Weighted	Maturity		Coupon	Average	Average
	Fair	Entire	Average	in	Longest	Reset in	Lifetime	Periodic
Asset Category	Value	Portfolio	Coupon	Months	Maturity	Months	Cap	Cap
June 30, 2014
Adjustable Rate MBS	$4,650	0.5%	4.11%	239	1-Sep-35	0.51	10.16%	2.00%
Fixed Rate MBS	820,831	86.3%	4.29%	313	1-Jun-44	NA	NA	NA
Hybrid Adjustable Rate MBS	75,734	8.0%	2.56%	344	1-Aug-43	103.04	7.57%	1.99%
Total PT MBS	901,215	94.8%	4.14%	315	1-Jun-44	97.10	7.72%	1.99%
Interest-Only Securities	39,608	4.1%	4.38%	276	25-Jan-43	NA	NA	NA
Inverse Interest-Only Securities	10,818	1.1%	6.03%	306	15-Dec-40	NA	6.18%	NA
Total Structured MBS	50,426	5.2%	4.73%	282	25-Jan-43	NA	NA	NA
Total Mortgage Assets	$951,641	100.0%	4.17%	314	1-Jun-44	NA	NA	NA
December 31, 2013
Adjustable Rate MBS	$5,334	1.4%	3.92%	247	1-Sep-35	3.77	10.13%	2.00%
Fixed Rate MBS	267,481	68.7%	3.99%	314	1-Dec-43	NA	NA	NA
Hybrid Adjustable Rate MBS	90,487	23.2%	2.61%	349	1-Aug-43	108.23	7.61%	1.99%
Total PT MBS	363,302	93.3%	3.65%	322	1-Dec-43	102.41	7.75%	1.99%
Interest-Only Securities	20,443	5.3%	4.36%	262	25-Nov-40	NA	NA	NA
Inverse Interest-Only Securities	5,596	1.4%	5.91%	316	15-Dec-40	NA	6.07%	NA
Total Structured MBS	26,039	6.7%	4.69%	274	15-Dec-40	NA	NA	NA
Total Mortgage Assets	$389,341	100.0%	3.72%	318	1-Dec-43	NA	NA	NA

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($ in thousands)
	June 30, 2014		December 31, 2013
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$577,576	60.69%	$236,660	60.78%
Freddie Mac	362,966	38.14%	133,689	34.34%
Ginnie Mae	11,099	1.17%	18,992	4.88%
Total Portfolio	$951,641	100.00%	$389,341	100.00%

Entire Portfolio	June 30, 2014	December 31, 2013
Weighted Average Pass Through Purchase Price	$106.83	$105.64
Weighted Average Structured Purchase Price	$9.38	$7.52
Weighted Average Pass Through Current Price	$107.67	$102.71
Weighted Average Structured Current Price	$12.8	$12.15
Effective Duration (1)	2.834	4.116

(1)
Effective duration is the approximate percentage change in price for a 100 basis point change in rates.  An effective duration of 2.834 indicates that an interest rate increase of 1.0% would be expected to cause a 2.834% decrease in the value of the MBS in the Company’s investment portfolio at June 30, 2014.  An effective duration of 4.116 indicates that an interest rate increase of 1.0% would be expected to cause a 4.116% decrease in the value of the MBS in the Company’s investment portfolio at December 31, 2013. These figures include the structured securities in the portfolio but not the effect of the Company’s funding cost hedges. Effective duration quotes for individual investments are obtained from The Yield Book, Inc.

Portfolio (Parent-Only)

The following tables summarize the parent-only MBS portfolio as of June 30, 2014 and December 31, 2013:

($ in thousands)
				Weighted		Weighted
		Percentage		Average		Average	Weighted	Weighted
		of	Weighted	Maturity		Coupon	Average	Average
	Fair	Entire	Average	in	Longest	Reset in	Lifetime	Periodic
Asset Category	Value	Portfolio	Coupon	Months	Maturity	Months	Cap	Cap
June 30, 2014
Fixed Rate MBS	$73,620	97.3%	4.16%	312	1-Jun-44	n/a	n/a	n/a
Hybrid Adjustable Rate MBS	673	0.9%	4.00%	331	20-Jan-42	33.03	9.00%	1.00%
Total Mortgage-backed Pass-through	74,293	98.2%	4.16%	313	1-Jun-44	33.03	9.00%	1.00%
Interest-Only Securities	865	1.1%	3.54%	287	25-Dec-39	n/a	n/a	n/a
Inverse Interest-Only Securities	478	0.7%	5.83%	299	25-Nov-40	n/a	5.98%	n/a
Total Structured MBS	1,343	1.8%	4.35%	291	25-Nov-40	n/a	n/a	n/a
Total Mortgage Assets	$75,636	100.0%	4.16%	312	1-Jun-44	n/a	n/a	n/a
December 31, 2013
Fixed Rate MBS	$21,957	57.6%	3.35%	215	1-May-43	n/a	n/a	n/a
Hybrid Adjustable Rate MBS	14,370	37.7%	2.92%	344	1-Sep-42	100.99	7.92%	1.95%
Total Mortgage-backed Pass-through	36,327	95.3%	3.18%	266	1-May-43	100.99	7.92%	1.95%
Interest-Only Securities	1,237	3.2%	3.85%	287	25-Dec-39	n/a	n/a	n/a
Inverse Interest-Only Securities	554	1.5%	5.82%	305	25-Nov-40	n/a	5.99%	n/a
Total Structured MBS	1,791	4.7%	4.46%	293	25-Nov-40	n/a	n/a	n/a
Total Mortgage Assets	$38,118	100.0%	3.24%	267	1-May-43	n/a	n/a	n/a

($ in thousands)
	June 30, 2014		December 31, 2013
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$30,452	40.26%	$25,598	67.15%
Freddie Mac	44,512	58.85%	11,847	31.08%
Ginnie Mae	672	0.89%	673	1.77%
Total Portfolio	$75,636	100.00%	$38,118	100.0%

Entire Portfolio	June 30, 2014	December 31, 2013
Weighted Average Pass Through Purchase Price	$107.11	$105.93
Weighted Average Structured Purchase Price	$3.26	$3.58
Weighted Average Pass Through Current Price	$107.57	$101.67
Weighted Average Structured Current Price	$3.31	$3.73
Effective Duration (1)	4.007	3.453

(1)
Effective duration is the approximate percentage change in price for a 100 basis point change in rates.  An effective duration of 4.007 indicates that an interest rate increase of 1.0% would be expected to cause a 4.007% decrease in the value of the MBS in the Parent’s investment portfolio at June 30, 2014.  An effective duration of 3.453 indicates that an interest rate increase of 1.0% would be expected to cause a 3.453% decrease in the value of the MBS in the Parent’s investment portfolio at December 31, 2013. These figures include the structured securities in the portfolio but not the effect of the Parent’s funding cost hedges. Effective duration quotes for individual investments are obtained from The Yield Book, Inc.

Financing, Leverage and Liquidity

As of June 30, 2014, the Company had outstanding repurchase obligations of approximately $854.0 million with a net weighted average borrowing rate of 0.35%.  These agreements were collateralized by MBS with a fair value, including accrued interest, of approximately $911.1 million.  The Company’s leverage ratio at June 30, 2014 was 7.4 to 1, excluding the $6.8 million of payable for unsettled security purchased.  At June 30, 2014, the Company’s liquidity was approximately $74.3 million, consisting of unpledged MBS (excluding the value of the unsettled purchases) and cash and cash equivalents.

As of June 30, 2014, the Parent had outstanding repurchase obligations of approximately $70.3 million with a net weighted average borrowing rate of 0.33%.  These agreements were collateralized by MBS with a fair value, including accrued interest, of approximately $74.5 million.  At June 30, 2014, the Parent’s liquidity was approximately $5.2 million, consisting of unpledged MBS and cash and cash equivalents.

To enhance our liquidity further, we may pledge more of our structured MBS as part of a repurchase agreement funding, but retain cash in lieu of acquiring additional assets.  In this way, we can, at a modest cost, retain higher levels of cash on hand and decrease the likelihood we will have to sell assets in a distressed market in order to raise cash.

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Below is a listing of outstanding borrowings under repurchase obligations at June 30, 2014.

($ in thousands)
Repurchase Agreement Obligations (Consolidated)
			Weighted		Weighted
	Total		Average		Average
	Outstanding	% of	Borrowing	Amount	Maturity
Counterparty	Balances	Total	Rate	at Risk(1)	(in Days)
Citigroup Global Markets, Inc.	$156,153	18.2%	0.37%	$11,436	20
Cantor Fitzgerald & Co.	79,295	9.3%	0.34%	4,785	27
ED&F Man Capital Markets Inc.	79,075	9.3%	0.32%	4,626	35
KGS - Alpha Capital Markets, L.P.	76,241	8.9%	0.33%	5,203	36
Morgan Stanley & Co. LLC	66,373	7.8%	0.33%	4,490	50
CRT Capital Group, LLC	64,760	7.6%	0.33%	3,804	55
Mitsubishi UFJ Securities (USA), Inc.	58,960	6.9%	0.31%	3,591	7
Goldman Sachs & Co.	56,637	6.6%	0.35%	3,050	25
South Street Securities, LLC	52,241	6.1%	0.32%	2,869	16
J.P. Morgan Securities LLC	48,343	5.7%	0.36%	2,888	10
Mizuho Securities USA, Inc.	45,138	5.3%	0.46%	5,636	13
Suntrust Robinson Humphrey, Inc.	37,487	4.4%	0.32%	2,248	11
Other	33,323	3.9%	0.33%	2,092	37
	$854,026	100.0%	0.35%	$56,718	27

($ in thousands)
Repurchase Agreement Obligations (Parent-Only)
			Weighted		Weighted
	Total		Average		Average
	Outstanding	% of	Borrowing	Amount	Maturity
Counterparty	Balances	Total	Rate	at Risk(1)	(in Days)
ED&F Man Capital Markets Inc.	$25,981	37.0%	0.32%	$1,521	65
Suntrust Robinson Humphrey, Inc.	12,662	18.0%	0.34%	776	28
South Street Securities, LLC	12,199	17.3%	0.32%	665	16
JVB Financial Group, LLC	11,247	16.0%	0.33%	788	11
Other	8,237	11.7%	0.35%	445	9
	$70,326	100.0%	0.33%	$4,195	35

(1)	Equal to the fair value of securities sold plus accrued interest receivable and cash posted as collateral, if any, minus the sum of repurchase agreement liabilities and accrued interest payable.

Hedging

In connection with its interest rate risk management strategy, the Company economically hedges a portion of the cost of its repurchase agreement funding and also its junior subordinated notes by entering into derivative financial instrument contracts.  The Company has not elected hedging treatment under GAAP, and as such all gains or losses on these instruments are reflected in earnings for all periods presented.  As of June 30, 2014, such instruments were comprised of Eurodollar futures contracts and an interest rate swaption agreement.

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The tables below present information related to outstanding Eurodollar futures contracts at June 30, 2014.

($ in thousands)
Eurodollar Futures Positions (Consolidated)
	Repurchase Agreement Funding Hedges			Junior Subordinated Debt Funding Hedges
	Weighted	Average		Weighted	Average
	Average	Contract		Average	Contract
	LIBOR	Notional	Open	LIBOR	Notional	Open
Expiration Year	Rate	Amount	Equity(1)	Rate	Amount	Equity(1)
2015	0.65%	$580,000	$(795)	0.63%	$26,000	$(222)
2016	1.54%	586,500	150	1.58%	26,000	(50)
2017	2.46%	430,000	192	2.46%	26,000	(7)
2018	2.97%	420,000	(457)	2.92%	26,000	(3)
Totals / Weighted Average	1.71%	$509,733	$(910)	1.75%	$26,000	$(282)

($ in thousands)
Eurodollar Futures Positions (Parent-Only)
	Repurchase Agreement Funding Hedges			Junior Subordinated Debt Funding Hedges
	Weighted	Average		Weighted	Average
	Average	Contract		Average	Contract
	LIBOR	Notional	Open	LIBOR	Notional	Open
Expiration Year	Rate	Amount	Equity	Rate	Amount	Equity(1)
2015	0.63%	$30,000	$(5)	0.63%	$26,000	$(222)
2016	1.60%	36,500	(9)	1.58%	26,000	(50)
2017	2.46%	30,000	(10)	2.46%	26,000	(7)
2018	2.92%	30,000	(5)	2.92%	26,000	(3)
Total / Weighted Average	1.75%	$31,857	$(29)	1.75%	$26,000	$(282)

(1)	Open equity represents the cumulative gains (losses) recorded on open futures positions from inception.

The table below presents information related to the Company’s interest rate swaption position at June 30, 2014.

($ in thousands)
	Option			Underlying Swap
					Fixed	Receive
		Fair	Months to	Notional	Pay	Rate	Term
Expiration	Cost	Value	Expiration	Amount	Rate	(LIBOR)	(Years)
≤ 1 year	$1,520	$1,200	11.5	$100,000	2.38%	3 Month	5

Dividends

During the three months ended June 30, 2014, Bimini Capital made no dividend distributions.  All distributions are made at the discretion of Bimini Capital’s Board of Directors and will depend on its results of operations, financial condition, maintenance of REIT status, availability of net operating losses (“NOLs”) and other factors that may be deemed relevant.  In August 2011, Bimini Capital announced that it would suspend its quarterly dividend and no distributions have been made since.  Bimini Capital continues to evaluate its dividend payment policy.   However, as more fully described below, due to NOLs incurred in prior periods, it is unlikely to declare and pay dividends to stockholders until such NOLs have been consumed.

REIT Taxable Income and Net Operating Losses

REIT taxable income (loss) is a term that describes Bimini Capital's operating results calculated in accordance with rules and regulations promulgated pursuant to the Internal Revenue Code. Bimini Capital’s REIT taxable income (loss) is computed differently from net income or loss as computed in accordance with generally accepted accounting principles (GAAP) as reported in its consolidated financial statements. Depending on the number and size of the various items or transactions being accounted for differently, the differences between REIT taxable income or loss and GAAP net income or loss can be substantial and each item can affect several reporting periods. Generally, these items are timing or temporary differences between years; for example, an item that may be a deduction for GAAP net income/loss in the current year may not be a deduction for REIT taxable income/loss until a later year.

In order to maintain its qualification as a REIT, Bimini Capital is generally required (among other things) to annually distribute dividends to its stockholders in an amount at least equal to 90% of its REIT taxable income. Additionally, as a REIT, Bimini Capital may be subject to a federal excise tax if it distributes less than 85% of its REIT taxable income by the end of the calendar year. Accordingly, Bimini Capital’s dividends are generally based on REIT taxable income, as determined for federal income tax purposes, as opposed to its net income computed in accordance with GAAP.  Dividends are paid if, when, and as declared by the Board of Directors.

As described above, a REIT may be subject to a federal excise tax if it distributes less than 85% of its REIT taxable income by the end of a calendar year.  In calculating the amount of excise tax payable in a given year, if any, Bimini Capital reduces REIT taxable income by distributions made to stockholders in the form of dividends and/or NOLs carried-over from prior years, to the extent any are available.  Since income subject to excise tax is REIT taxable income less qualifying dividends and the application of NOLs, if a REIT has sufficient NOLs it could apply such NOLs against its taxable income and avoid excise taxes without paying qualifying dividends to stockholders.  Accordingly, if in future periods Bimini Capital has taxable income, it can avoid the obligation to pay excise taxes by applying the estimated $17.9 million of NOLs available as of December 31, 2013 against such taxable income until the NOLs are exhausted in lieu of making distributions to stockholders.  Further, Bimini Capital could avoid the obligation to pay excise taxes through a combination of qualifying dividends and the application of NOLs.  In any case, future distributions to stockholders are expected to be less than REIT taxable income until the existing NOLs are consumed.

Book Value Per Share

The Company's Book Value Per Share at June 30, 2014 was $0.55.  The Company computes Book Value Per Share by dividing total stockholders' equity by the total number of shares outstanding of the Company's Class A Common Stock. At June 30, 2014, the Company's consolidated equity was $119.7 million inclusive of noncontrolling interests of $112.9 million, with 12,295,182 Class A Common shares outstanding.

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Management Commentary

Commenting on the second quarter, Robert E. Cauley, Chairman and Chief Executive Officer, said, “This year the market has not followed the script most market participants had drawn up in their heads last December.  The yield on the 10 year US Treasury note exceeded 3% at year end and the overwhelming majority of market participants expected rates to rise further.  So we rallied – during the first quarter and again in the second. However, prepayment speeds remained subdued through the spring and have not rebounded materially during the summer months.  The Mortgage Bankers refinance index has remained below 1500 most of the second quarter and was below 1400 for the week of July 18, 2014.  The housing market has continued to recover but at a much slower pace than what we observed in 2013.  The commercial banking sector has been retaining originated mortgage loans on their balance sheets in lieu of securitizing them at a much higher rate than 2013.  The combination of all of these factors has resulted in gross and net supply of Agency MBS falling well below market expectations.  In fact the net supply of Agency MBS was only $10 billion for the first six months of 2014.  The Federal Reserve started to taper their asset purchases in January and has announced reductions of their monthly MBS and Treasury purchases by $5 billion each at every meeting since.  They currently plan to stop their asset purchases in October of this year.  The reduced demand on the part of the Federal Reserve was expected to cause mortgage yield spreads to widen, and many asset managers were underweight the sector as a result.  However, the dramatic reduction in supply has led the sector to outperform and mortgage yield spreads over comparable duration Treasuries narrowed.  In fact, the current production 30 year Fannie Mae securities (3.0%, 3.5% and 4.0% coupon securities) outperformed their comparable duration Treasury benchmarks by over 2 points for the quarter.  The 15 year current production Fannie Mae coupons outperformed as well, although less so in absolute price terms.  To wit, it certainly paid to maintain our exposure to the MBS market – especially the 30 year, specified sector.

“Since its initial public offering in February of 2013, Orchid Island has dominated our performance since we consolidate Orchid’s operations. As you know, the Orchid portfolio is managed in the same manner and with the same focus as the Bimini portfolio.  Orchid completed two capital raises during the first quarter of 2014 and initiated an at the money program late in the second quarter.  Orchid’s stand-alone net assets were $125.7 million at June 30, 2014, versus $44.8 million at December 31, 2013. As a result, the Orchid portfolio and results dominate our reported results even more.  At June 30, 2014, $876.0 million of the $951.6 million MBS portfolio belongs to Orchid. For the quarter, Orchid generated approximately $10.6 million of the $12.9 million consolidated net income, of which approximately $9.6 million is attributable to noncontrolling interests. As the external manager of Orchid, Bimini, through Bimini Advisors, earned approximately $0.43 million of management fees during the three months ended June 30, 2014.  However, under GAAP these fees are eliminated in consolidation.

“With respect to the portfolio of Bimini, we added to the pass-through sub-portfolio and it increased from $64.3 million at March 31, 2014 to $74.3 million at June 30, 2014.  We purchased fixed rate, 30 year MBS with a value of $10.1 million and did not sell any assets.  The capital allocation to the pass-through sub-portfolio is now 85.6% versus 80.1% at March 31, 2014.  Also, fixed rate MBS now comprise 97.3% of our MBS assets.  There were no purchases or sales of structured securities.  Run-off of the structured securities portfolio was approximately $0.3 million for the quarter ended June 30, 2014.  As for returns, with rates decreasing over the course of the quarter the realized and unrealized gains for the combined portfolio were a positive $1.1 million.  Our structured securities, owing to their still high prepayment rates, generated negative interest income, as they have since fall 2012. The pass-through sub-portfolio generated a 25.5% return for the quarter and the structured portfolio generated a return for the quarter of 2.7%. The structured portfolio benefited from positive mark to market adjustments of the inverse interest only securities as forward rates declined. The two portfolios combined generated a positive return on invested capital of 21.0% for the quarter – not annualized. With respect to the balance of our results, the retained interests of our former mortgage company were marked up by approximately $2.3 million for the quarter.

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“Going forward we anticipate prepayment speeds will remain low and short to medium term rates to gradually increase as the economy continues to recover and the market anticipates the eventual beginning of rate increases by the Federal Reserve.  Longer term rates seem to be benefiting from overseas demand as US long term rates are quite high relative to comparable rates in Germany and other European Union member countries.  This flattening trend of the yield curve has been in place since the beginning of the year.  So far, it has had only a modest impact on prepayment speeds and we expect this to continue.”

Summarized Financial Statements

The following is a summarized presentation of the unaudited consolidated balance sheets as of June 30, 2014, and December 31,  2013, and the unaudited consolidated statements of operations for the six and three months ended June 30, 2014 and 2013.  Amounts presented are subject to change.

BIMINI CAPITAL MANAGEMENT, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited - Amounts Subject To Change)

	June 30, 2014	December 31, 2013
ASSETS
Mortgage-backed securities	$951,640,684	$389,340,958
Cash equivalents and restricted cash	41,154,743	14,516,457
Accrued interest receivable	4,089,321	1,720,726
Retained interests	3,135,010	2,530,834
Derivative assets	1,199,700	-
Deferred tax assets, net	2,154,025	-
Other assets	6,637,773	6,418,671
Total Assets	$1,010,011,256	$414,527,646

LIABILITIES AND EQUITY
Repurchase agreements	$854,026,395	$353,396,075
Junior subordinated notes	26,804,440	26,804,440
Payable for unsettled security purchased	6,828,538	-
Other liabilities	2,699,016	968,715
Total Liabilities	890,358,389	381,169,230
Stockholders' equity	6,741,732	1,743,573
Noncontrolling interests	112,911,135	31,614,843
Total Equity	119,652,867	33,358,416
Total Liabilities and Equity	$1,010,011,256	$414,527,646
Class A Common Shares outstanding	12,295,182	11,509,756
Book value per share	$0.55	$0.15

BIMINI CAPITAL MANAGEMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - Amounts Subject to Change)

	Six Months Ended June 30,		Three Months Ended June 30,
	2014	2013	2014	2013
Interest income	$11,235,494	$4,005,840	$7,119,482	$2,479,678
Interest expense	(1,182,616)	(607,559)	(728,277)	(360,853)
Net interest income, before interest on junior subordinated notes	10,052,878	3,398,281	6,391,205	2,118,825
Interest expense on junior subordinated notes	(488,517)	(495,565)	(245,334)	(248,367)
Net interest income	9,564,361	2,902,716	6,145,871	1,870,458
Gains (losses)	7,724,930	(5,162,969)	6,804,280	(4,275,281)
Net portfolio income (deficiency)	17,289,291	(2,260,253)	12,950,151	(2,404,823)
Other income	2,426,333	4,783,723	2,242,772	2,801,376
Expenses	3,610,001	5,584,856	2,253,112	1,284,174
Net income (loss) before income tax (benefit) provision	16,105,623	(3,061,386)	12,939,811	(887,621)
Income tax (benefit) provision	(2,131,758)	39,386	25,601	3,386
Net income (loss)	18,237,381	(3,100,772)	12,914,210	(891,007)
Net income (loss) attributed to noncontrolling interests	12,538,193	(530,963)	9,584,234	(1,091,947)
Net income (loss) attributed to Bimini Capital stockholders	$5,699,188	$(2,569,809)	$3,329,976	$200,940

Basic and Diluted Net Income (Loss) Per Share of:
CLASS A COMMON STOCK	$0.47	$(0.24)	$0.27	$0.02
CLASS B COMMON STOCK	$0.47	$(0.24)	$0.27	$0.02

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Summarized Parent-Only Financial Statements

The following is a summarized presentation of the unaudited parent-only balance sheets as of June 30, 2014 and December 31, 2013, and the unaudited results of operations for the six and three months ended June 30, 2014 and 2013.  In the parent-only financial statements, the investment in subsidiaries is stated at cost plus equity in undistributed earnings of subsidiaries since the original date of the Parent’s investments.  The Parent’s share of net income of its unconsolidated subsidiaries is included in the income statement presentation using the equity method.  Parent-only financial statements are not considered a valid substitute for consolidated financial statements under U.S. GAAP and therefore should be read in conjunction with the Company’s consolidated financial statements.  Amounts presented are subject to change.

BIMINI CAPITAL MANAGEMENT, INC.
BALANCE SHEETS
(Parent-Only)
(Unaudited - Subject to Change)

	June 30, 2014	December 31, 2013
ASSETS
Mortgage-backed securities	$75,636,432	$38,118,447
Cash equivalents and restricted cash	4,229,048	3,851,187
Accrued interest receivable	290,866	161,289
Investment in subsidiaries and due from subsidiaries	19,687,565	17,126,602
Other assets	4,674,010	4,822,267
Total Assets	$104,517,921	$64,079,792

LIABILITIES AND STOCKHOLDERS' EQUITY
Repurchase agreements	$70,325,545	$34,839,021
Junior subordinated notes	26,804,440	26,804,440
Other liabilities	646,204	692,758
Total Liabilities	97,776,189	62,336,219
Stockholders' Equity	6,741,732	1,743,573
Total Liabilities and Stockholders' Equity	$104,517,921	$64,079,792

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BIMINI CAPITAL MANAGEMENT, INC.
STATEMENTS OF OPERATIONS
(Parent-Only)
(Unaudited - Subject to Change)

	Six Months Ended June 30,		Three Months Ended June 30,
	2014	2013	2014	2013
Interest income	$863,567	$163,883	$530,177	$50,979
Interest expense	(96,106)	(84,252)	(52,609)	(38,967)
Net interest income, before interest on junior subordinated notes	767,461	79,631	477,568	12,012
Interest expense on junior subordinated notes	(488,517)	(495,565)	(245,334)	(248,367)
Net interest income (expense)	278,944	(415,934)	232,234	(236,355)
Portfolio gains (losses)	1,131,013	(1,548,320)	968,377	(1,073,793)
Net portfolio income (deficiency)	1,409,957	(1,964,254)	1,200,611	(1,310,148)
Equity in net earnings of subsidiaries	5,992,632	1,148,495	3,260,457	2,442,680
Other income	-	35,300	-	-
Expenses	(1,703,401)	(1,789,350)	(1,131,091)	(931,592)
Net income (loss)	$5,699,188	$(2,569,809)	$3,329,977	$200,940

	Consolidated		Parent-Only
	Three Months Ended June 30,		Three Months Ended June 30,
Key Balance Sheet Metrics	2014	2013	2014	2013
Average MBS(1)	$882,590,519	$392,428,608	$70,709,643	$42,724,512
Average repurchase agreements(1)	783,322,989	350,714,104	65,849,392	38,123,500
Average stockholders' equity(1)	109,100,828	35,495,839	5,062,354	1,155,565

Key Performance Metrics
Average yield on MBS(2)	3.23%	2.53%	3.00%	0.47%
Average cost of funds(2)	0.37%	0.41%	0.32%	0.41%
Average economic cost of funds(3)	0.37%	0.50%	0.32%	1.20%
Average interest rate spread(4)	2.86%	2.12%	2.68%	0.06%
Average economic interest rate spread(5)	2.86%	2.03%	2.68%	(0.73)%

(1)	Average MBS, repurchase agreements and stockholders’ equity balances are calculated using two data points, the beginning and ending balances.
(2)
Portfolio yields and costs of funds are calculated based on the average balances of the underlying investment portfolio/repurchase agreement balances and are annualized for the quarterly periods presented.

(3)	Represents interest cost of our borrowings and effect of Eurodollar futures contracts hedges attributed to the period related to hedging activities, divided by average repurchase agreements.
(4)	Average interest rate spread is calculated by subtracting average cost of funds from average yield on MBS.
(5)	Average economic interest rate spread is calculated by subtracting average economic cost of funds from average yield on MBS.

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About Bimini Capital Management, Inc.

Bimini Capital Management, Inc. is a REIT that invests primarily in, but is not limited to, residential mortgage-related securities issued by the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae). Its objective is to earn returns on the spread between the yield on its assets and its costs, including the interest expense on the funds it borrows.

Forward Looking Statements

Statements herein relating to matters that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Bimini Capital Management, Inc.'s filings with the Securities and Exchange Commission, including Bimini Capital Management, Inc.'s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Bimini Capital Management, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Friday, August 8, 2014, at 10:00 AM ET. The conference call may be accessed by dialing toll free (877) 312-5414.  International callers dial (408) 940-3877.  The conference passcode is 84969438.  A live audio webcast of the conference call can be accessed via the investor relations section of the Company’s website at www.biminicapital.com , and an audio archive of the webcast will be available for approximately one year.

CONTACT:
Bimini Capital Management, Inc.
Robert E. Cauley, 772-231-1400
Chairman and Chief Executive Officer
www.biminicapital.com